CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295058 on Form S-6 of our report dated June 4, 2026, relating to the financial statement of FTP 6, comprising Vest 2-Year S&P 500(R) Deep Buffered 100 Portfolio, Series 5, one of the series constituting the FTP Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 4, 2026